UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2009

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 30, 2009, NovaDel Pharma Inc. (the “Company”), a Delaware corporation, issued a press release to announce that the NYSE Alternext US LLC, formerly known as the American Stock Exchange (“NYSE Alternext US”), has granted the Company an extension until April 17, 2009 to regain compliance with Section 1003(a)(iv) of the NYSE Alternext US Company Guide. The Company’s deadline to regain compliance with Section 1003(a)(i), (ii) and (iii) remains November 16, 2009.

As previously disclosed, on May 14, 2008, the Company received notice from the NYSE Alternext US indicating that the Company was not in compliance with Section 1003(a)(iii) of the NYSE Alternext US Company Guide with stockholders’ equity of less than $6,000,000 and losses from continuing operations and net losses in three of the Company’s four most recent fiscal years, and Section 1003(a)(iv) of the NYSE Alternext US Company Guide in that the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or the Company’s financial condition has become so impaired that it appears questionable, in the opinion of NYSE Alternext US, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. On August 6, 2008, the Company issued a press release to announce that the NYSE Alternext US has accepted the Company’s plan to regain compliance with continued listing standards of the NYSE Alternext US Company Guide. The Company’s plan was submitted on June 12, 2008. On June 27, 2008, the Company received notice from the NYSE Alternext US indicating that the Company was not in compliance with Section 1003(a)(ii) of the NYSE Alternext US Company Guide with stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of the Company’s four most recent fiscal years. On September 16, 2008, the Company received notice from the NYSE Alternext US indicating that the Company was not in compliance with Section 1003(a)(i) of the NYSE Alternext US Company Guide with stockholders’ equity of less than $2,000,000 and losses from continuing operations and net losses in two of the Company’s three most recent fiscal years.

The Company will be subject to periodic review by the NYSE Alternext US staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE Alternext US.

There can be no assurance that the Company will be able to make progress consistent with the Company’s plan to regain compliance with NYSE Alternext US’s continued listing standards in a timely manner, or at all.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of NovaDel Pharma Inc. dated January 30, 2009, titled “NYSE Alternext Grants Extension for NovaDel to Comply with Listing Requirements”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ MICHAEL E. SPICER
Name:	Michael E. Spicer
Title:	Chief Financial Officer and Corporate Secretary

Date: January 30, 2009